INCENTIVE STOCK OPTION AWARD
PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.
2004 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date, by Omega Healthcare Investors, Inc. (the “Company”) to ____________________________________ (the “Optionee”). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee an incentive stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: _________________, ________.

B.	Type of Option: Incentive Stock Option.

C.	Plan (under which Option is granted): Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

D.	Option Shares: All or any part of __________ shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.
Exercise Price: $______ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date or, in the case of an Over 10% Owner, not less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:

(a)	the tenth (10th) anniversary of the Grant Date (unless the Optionee is an Over 10% Owner, in which case, the fifth (5th) anniversary of the Grant Date);

(b)
three (3) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate (as defined in the Plan) for any reason other than death, Disability (defined in the Plan) or termination by the Company with Cause; or

(c)	twelve (12) months following the date the Optionee ceases to be an employee, director, or contractor of the Company or an Affiliate due to death or Disability.

(d)	the time the Optionee is given notice by the Company that it is terminating his employment for Cause;

The Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.
Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 3. Any portion of the Option which is not vested at the time of Optionee’s termination of employment or services with the Company shall be forfeited to the Company.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

OPTIONEE:      OMEGA HEALTHCARE INVESTORS, INC.

    By:

Print Name:               Title:

TERMS AND CONDITIONS TO THE
INCENTIVE STOCK OPTION AWARD
PURSUANT TO THE
OMEGA HEALTHCARE INVESTORS, INC. 2004 STOCK INCENTIVE PLAN

1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan;

(a) the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company at least ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company) and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, Company shall cause to be issued a certificate representing the Option Shares purchased.

(b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

(i) by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

(ii) by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

(c) As a condition to exercising the Option, the Optionee shall, if requested by the Company, execute an employee-shareholder agreement in the form provided by the Company.

2. Withholding. To the extent the Option is deemed to be a Nonqualified Stock Option in accordance with Section 17, the Optionee must satisfy his federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Common Stock which have been owned by the Optionee for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); (iii) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

(a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 2; and

(b) any Withholding Election will be irrevocable; however, the Committee (as defined in the Plan) may, in its sole discretion, disapprove and give no effect to the Withholding Election.

3. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

4. Restriction on Transfer of Option and Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, only by legal representative of the Optionee’s estate.

5. Changes in Capitalization.

(a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

(b) In the event of a merger, consolidation, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets or other material change in the corporate structure of the Company or a tender offer for shares of Common Stock, the Committee may, in its sole discretion, adjust the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substitute a new option to replace the Option, accelerate the termination of the Option Period or terminate the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares.

(c) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6. Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

7. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan such as:

Transfer Is Restricted

The securities evidenced by this certificate may not be sold, transferred, assigned, or hypothecated unless (1) there is an effective registration under such act covering such securities, (2) the transfer is made in compliance with rule 144 promulgated under such act, or (3) the issuer receives an opinion of counsel, reasonably satisfactory to the company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration requirements of such act.

Optionee agrees that the Company may also endorse any other legends it deems necessary and advisable or as may be required by applicable federal or state securities laws.

8. Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

9. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

10. Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

14. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16. No Right to Continued Employment. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment.

17. Qualified Status of Option. The aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option first becomes exercisable for the first time by an individual during any calendar year shall not exceed $100,000 (determined as of the date of grant). The Exercise Price per share multiplied by the total number of Option Shares represents the aggregate fair market value of the Option Shares. To the extent the foregoing limitation is exceeded with respect to any portion of the Option Shares, such portion of the Option shall be deemed a Nonqualified Stock Option.

18. Definitions. As used in these Terms and conditions and this Award,

(a) “Cause” shall have the meaning set forth in the employment agreement then in effect between the Optionee and the Company, or, if there is none, then Cause shall mean the occurrence of any of the following events:

(i) willful refusal by the Optionee to follow a lawful direction his supervisor;

(ii) willful misconduct by the Optionee or reckless disregard of his or her duties or of the interest or property of the Company;

(iii)  intentional disclosure by the Optionee to an unauthorized person of Confidential Information or Trade Secrets;

(iv)  any act by the Optionee of fraud, misappropriation, dishonesty or act involving moral turpitude; or

(v)	commission of the Optionee of a felony.

(b) “Change in Control” means any one of the following events which occurs following the Grant Date:

(i) the acquisition, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefits plan of the Company or an Affiliate, or any corporation pursuant to a reorganization, merger or consolidation, of equity securities of the Company, resulting in such person or persons holding equity securities of the Company that in the aggregate represent thirty percent (30%) or more of the combined ordinary voting power of the Company’s then outstanding equity securities;

(ii) individuals who as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

(iii) a reorganization, merger or consolidation, with respect to which persons who were the holders of equity securities of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity securities of the surviving entity representing more than fifty percent (50%) of the combined ordinary voting power of the then outstanding voting securities of the surviving entity; or

(iv) a sale, or one or more sales occurring in a twelve-month period, of all or substantially all of the assets of the Company to any third party.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Award by reason of any actions or events in which the Optionee participates in a capacity other than in his capacity as an officer, employee, or director of the Company or an Affiliate.

(c) “Confidential Information” means data and information relating to the business of the Company (which does not rise to the level of a Trade Secret) which is or has been disclosed to the Optionee or of which the Optionee became aware of as a consequence of or through the Optionee’s relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Optionee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

(d) “Trade Secrets” means Company information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(e) Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
OMEGA HEALTHCARE INVESTORS, INC.

Name:
Address:
Date:

Omega Healthcare Investors, Inc.
Suite 100
9690 Deerco Road
Timonium, Maryland 21093

Re: Exercise of Incentive Stock Option

Dear Sir or Madam:

Subject to acceptance hereof in writing by Omega Healthcare Investors, Inc. (the “Company”) pursuant to the provisions of the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan, I hereby give at least ten days but not more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Incentive Stock Option Award (the “Award”) pursuant to the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan dated as of ____________, ______. The purchase shall take place as of ____________, _____ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of the Company.

[ ]
by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

[ ]
by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

[ ]
by delivery of the purchase price by ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;
I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

Very truly yours,

_________________________

AGREED TO AND ACCEPTED:

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title:

Number of Shares Exercised:

Number of Shares Remaining:      Date:___________

::ODMA\PCDOCS\ATL\791797\1

Exhibit 1 - Page

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
OMEGA HEALTHCARE INVESTORS, INC. 2004 STOCK INCENTIVE PLAN

Name:
Address:
                        Date:

Omega Healthcare Investors, Inc.
Suite 100
9690 Deerco Road
Timonium, Maryland 21093

Re: Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)          I am (check one, whichever is applicable).

[ ]	the original recipient of the Option.

[ ]	the legal representative of the estate of the original recipient of the Option.

[ ]	the legal guardian of the original recipient of the Option.

(3)
The Option to which this election relates was issued under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan (the “Plan”) in the name of _________________________ for the purchase of a total of _________ shares of Common Stock of the Company. This election relates to _______________ shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

[ ]
to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise.

[ ]	to tender shares held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)
The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
                                  Signature
Social Security Number                            Name (Printed)
                                                          Street Address
                                                                          City, State, Zip Code

Exhibit 2 - Page

EXHIBIT 3

VESTING SCHEDULE
OMEGA HEALTHCARE INVESTORS, INC.2004 STOCK INCENTIVE PLAN

Vesting Schedule

A.	The Option Shares shall become vested Option Shares following completion of the years of service as an employee of the Company or an Affiliate as indicated in the schedule below.

Percentage of Option Shares              Years of Service
Which are Vested Shares           After the Grant Date

33 1/3%               1
66 2/3%               2
100%        3

B.
For purposes of this Schedule 1, the Optionee shall receive credit for service for each year determined based on each annual anniversary of the Grant Date, during which the Optionee continually remains employed by the Company or an Affiliate.

C.	Notwithstanding the foregoing Vesting Schedule, the Option will become fully vested upon the occurrence of a Change in Control.